Ensco plc Fleet Status Report 15 October 2010

FORWARD LOOKING STATEMENTS DISCLOSURE

Statements contained in this Fleet Status Report regarding the status of developments in the U.S. Gulf of Mexico, our estimated rig availability, contract duration, future rig rates and cost adjustments, customers or contract status (including letters of intent) are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements include references to the status of our U.S. Gulf of Mexico contracts in general and potential force majeure in particular, our beliefs regarding commencement of the ENSCO 8502 contract term, future rig rates, cost adjustments, utilization, rig enhancement projections, shipyard construction or work completion, and other contract or letter of intent commitments, including new rig commitments, contract terms, the period of time and number of rigs that will be in a shipyard for repairs, maintenance, enhancement or construction and scheduled delivery dates for new rigs.

Numerous factors could cause actual rig, customer and contract status to differ materially from those contemplated in the forward-looking statements, including: any regulatory or legislative activity that may impact our U.S. Gulf of Mexico operations or that may adversely affect our existing drilling contracts for ENSCO 8500 Series® rigs or our U.S. Gulf of Mexico jackup rigs, such as a determination of a force majeure event;  the impact of the BP Macondo well incident, and the government and industry response thereto, upon future deepwater and other offshore drilling operations in general, and, in particular, any new actual or defacto moratorium or suspension of drilling operations or permits; legislative or regulatory action impacting rig equipment, pollution liability or other matters relating to U.S. or global offshore drilling activities; industry conditions and competition, including changes in rig supply and demand or new technology; prices of oil and natural gas, and their impact upon future levels of drilling activity and expenditures; declines in drilling activity, which may cause us to idle or stack additional rigs; excess rig availability or increased supply resulting from delivery of newbuild drilling rigs or reactivation of stacked rigs or a slowdown in offshore drilling; concentration of our fleet in premium jackups; concentration of our deepwater rigs in the U.S. Gulf of Mexico, cyclical nature of the industry; worldwide expenditures for oil and natural gas drilling; operational risks, including unplanned downtime due to drilling moratoria or suspensions, regulatory, legislative or permitting requirements, rig or equipment failure, damage or repair in general and hazards created by severe storms and hurricanes in particular; changes in the dates our rigs will enter a shipyard, be delivered, return to service or enter service; risks inherent to shipyard rig construction, repair or enhancement, including risks associated with concentration of our ENSCO 8500 Series® rig construction contracts in a single shipyard in Singapore, unexpected delays in equipment delivery and engineering, equipment or design issues following shipyard delivery; changes in the commencement dates of new contracts; renegotiation, nullification, cancellation or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent; risks associated with mediation, arbitration or litigation in general and as respects the ENSCO 8502 contract dispute in particular; risks associated with offshore rig operations or rig relocations; availability of transport vessels to relocate rigs; self-imposed or regulatory limitations on drilling locations during hurricane season; impact of current and future government laws and regulations and interpretations, modifications or repeal thereof, affecting the oil and gas industry in general and our equipment and operations in particular, including environmental liability, financial responsibility, insurance requirements or taxation; our ability to attract and retain skilled personnel; governmental action and political and economic uncertainties, including expropriation, nationalization, confiscation or deprivation of our assets; terrorism or military action impacting our operations, assets or financial performance.

The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual rig, customer and contract status to differ materially from those expressed in any forward-looking statement made by us. Other factors not discussed herein could also have material adverse effects on us such as other risks as described from time to time as Risk Factors and otherwise in the Company’s SEC filings. Copies of such SEC filings may be obtained at no charge by contacting our Investor Relations Department at 214-397-3045 or by referring to the Investor Relations section of our website at www.enscoplc.com.

All forward-looking statements included in this Fleet Status Report are expressly qualified in their entirety by the foregoing cautionary statements. All information in this report is as of the date posted. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, reflect changes in the Company's expectations or otherwise update any forward-looking statement (or its associated cautionary language), whether as a result of new information or future events.

Ensco plc Fleet Status Report 15 October 2010

Important Note Regarding U.S. Gulf of Mexico:

Certain Ensco rigs currently in the U.S. Gulf of Mexico have been and may be further affected by the regulatory developments and other actions that have or may be imposed by the U.S. Department of the Interior including the 30 September 2010 regulations.  The moratorium/suspension (which have been lifted), related Notices to Lessees (NTLs) and other actions are being challenged in litigation by Ensco and others.  Ensco rig utilization and day rates have been negatively influenced due to regulatory requirements and delays in our customers’ ability to secure permits.   Current or future NTLs or other directives and regulations may further impact our customers' ability to obtain permits and commence or continue deep or shallow water operations in the U.S. Gulf of Mexico. At present, we are unable to determine the full extent that these factors will impact our contracts, operations and/or financial results.

Since the previous Fleet Status Report, no new contractual force majeure notices have been received from customers.  Ensco has rejected all force majeure notices received to date as invalid under the terms of the applicable drilling contracts. We continue to work with our customers on mutually agreeable contingency plans for our rigs in the U.S. Gulf of Mexico and, in certain cases, we have negotiated day rate adjustments.

Ensco notified its customer for ENSCO 8502 that the 731-day term commenced as of 13 August 2010.  Under the contract, the term commenced when:  (a) the rig completed deep sea trials, (b) the rig became available and was fully manned, and (c) the rig was moved 1,000 ft. from the location where acceptance testing was completed.  Prior to submission of notice that the term commenced, the customer stated that it is not obligated to accept the rig, pursuant to the terms of the contract, in the current circumstances. Thereafter, the customer asserted that the contract term has not commenced, that its use of the rig has been prevented by force majeure and that it is not obligated to accept the rig under current circumstances.  Ensco believes the rig complies with all contractual requirements and that the contract term has commenced pursuant to the contract.  Accordingly, Ensco disagrees with the customer’s position and continues to discuss a potential compromise agreement while reviewing available remedies to resolve the dispute.

The full impact of the government’s actions and  the regulations discussed in this note and potential new regulatory, legislative or permitting requirements has not yet been determined but could have a further material adverse effect upon our results of operations.

Ensco plc Fleet Status Report 15 October 2010

Monthly Changes

Bolded rig names and underlined text signify changes in rig status from the previous month.

Segment Region / Rig	Design (1)	Water Depth' (1)	Customer/Status	Day Rate $000's US	Location	Est. Avail/ Contract Change	Comments
Deepwater Australia
ENSCO 7500	Dynamically Positioned	8000	Shipyard		Singapore	Feb. 11	Customer to pay lump sum of approx. $26 million subject to downward adjustment if rig is subsequently mobilizing under a new contract by late 2010/early 2011
U.S. Gulf of Mexico - See Page 2 "Important Note Regarding U.S. Gulf of Mexico"
ENSCO 8500	Dynamically Positioned	8500	Eni/Anadarko	Mid 290s	Gulf of Mexico	Jun. 13
Plus lump sum payment of $20 million and one-time reimbursable costs of $27 million amortized over contract.  Plus cost adjustments and four 1-year same-rate options.  Scheduled downtime for upgrades (est. 21 days) in 4Q

ENSCO 8501	Dynamically Positioned	8500	Nexen/Noble Energy	Mid 370s	Gulf of Mexico	May 13	Mob costs are reimbursed at $18,000 per day over primary contract term. Plus cost adjustments and unpriced options. Expect 4 days downtime in 4Q for scheduled upgrades
ENSCO 8502	Dynamically Positioned	8500	Nexen	Mid 480s	Gulf of Mexico	Aug. 12	See Important Note Regarding U.S. Gulf of Mexico and disclosures regarding pending contractual dispute
ENSCO 8503	Dynamically Positioned	8500	En route		---------------	4Q10	Contracted to Cobalt scheduled to commence early 2011 for 2 years, low 520s plus cost adjustments and priced & unpriced options
Under Construction - uncontracted
ENSCO 8504	Dynamically Positioned	8500	Under construction		Singapore	2H11
ENSCO 8505	Dynamically Positioned	8500	Under construction		Singapore	1H12
ENSCO 8506	Dynamically Positioned	8500	Under construction		Singapore	2H12

(1) ENSCO 8500 Series® rigs are 6th generation, proprietary design, ultra-deepwater, dynamically positioned semisubmersibles and may be modified to drill in up to 10,000' water depths.

Ensco plc Fleet Status Report 15 October 2010

Segment Region / Rig	Design	Water Depth'	Customer/Status	Day Rate $000's US	Location	Est. Avail/ Contract Change	Comments

Asia & Pacific Rim
Middle East/India
ENSCO 54	F&G L-780 Mod II-C	300	ADOC/Bunduq	High 120s	Qatar	Jul. 11	Rate changes in mid Nov. 10 to high 50s. Plus cost adjustments and well-to-well option at mutually agreed rate
ENSCO 76	MLT Super 116-C	350	Saudi Aramco	High 130s	Saudi Arabia	Feb. 11
ENSCO 84	MLT 82 SD-C	250	Cold stacked		Bahrain
ENSCO 88	MLT 82 SD-C	250	Ras Gas	Mid 60s	Qatar	Mar. 12	Plus options
ENSCO 94	Hitachi 250-C	250	Ras Gas	Mid 60s	Qatar	Dec. 11	Plus options
ENSCO 95	Hitachi 250-C	250	Shipyard		Bahrain	Dec. 10
ENSCO 96	Hitachi 250-C	250	Available		Bahrain
ENSCO 97	MLT 82 SD-C	250	Available		Bahrain
Southeast Asia/Australia
ENSCO 52	F&G L-780 Mod II-C	300	Petronas Carigali	----------	Malaysia	Nov. 10	Contract suspended mid Oct. 10 for approx. 30 days at zero rate, then extended to Dec. 10, mid 160s. Plus cost adjustments and unpriced options
ENSCO 53	F&G L-780 Mod II-C	300	Available		Malaysia
ENSCO 56	F&G L-780 Mod II-C	300	Pertamina	Mid 70s	Indonesia	Jan. 11	Plus options
ENSCO 67	MLT 84-CE	400	Pertamina	Mid 80s	Indonesia	Dec. 10
ENSCO 104	KFELS MOD V-B	400	ConocoPhillips	Low 170s	Australia	Oct. 10	Plus cost adjustments. Next to ConocoPhillips in Indonesia to Mar. 11, mid 120s
ENSCO 106	KFELS MOD V-B	400	Newfield	Mid 90s	Malaysia	Oct. 10	One unpriced 1-year option
ENSCO 107	KFELS MOD V-B	400	Premier Oil	Low 110s	Vietnam	May 12	Plus five 1-well options at index rate
ENSCO 108	KFELS MOD V-B	400	Total	Low 140s	Brunei	Sep. 11	Rate change mid Dec. 10 to high 120s. Plus one 1-well option at market rate
ENSCO 109	KFELS MOD V- Super B	350	Apache	Low 100s	Australia	May 11	Plus cost adjustments and one unpriced option
ENSCO I	Barge Rig		Cold stacked		Singapore

Ensco plc Fleet Status Report 15 October 2010

Segment / Region / Rig	Design	Water Depth'	Customer/Status	Day Rate $000's US	Location	Est. Avail/ Contract Change	Comments

Europe & Africa North Sea
ENSCO 70	Hitachi K1032N	250	Shipyard		UK	Oct. 10	Next to Maersk for accommodation work in late Oct. to Jan. 11, high 60s, plus same rate options
ENSCO 71	Hitachi K1032N	225	Maersk	High 80s	Denmark	Jan. 11	Plus three 1-year options
ENSCO 72	Hitachi K1025N	225	RWE	High 80s	UK	Jan. 11	Plus three 1-well options
ENSCO 80	MLT 116-CE	225	ConocoPhillips	Low 110s	UK	Oct. 10	Next contract suspended until mid Q1 at zero day rate. Contracted to Jul. 12 with rates to be mutually agreed annually
ENSCO 92	MLT 116-C	225	Granby	Mid 80s	UK	Oct. 10
ENSCO 100	MLT 150-88-C	350	GDF Suez	Mid 120s	UK	Dec. 10	Sublet to Valiant
ENSCO 101	KFELS MOD V-A	400	Maersk	Low 170s	UK	Oct. 11	One unpriced option
ENSCO 102	KFELS MOD V-A	400	ConocoPhillips	Mid 190s	UK	Dec. 11	Plus cost adjustments. Expect to work at low 200s beginning Jun. 11 for approximately 3 years. Plus cost adjustments and unpriced options
Mediterranean
ENSCO 85	MLT 116-C	300	PVEP	Mid 90s	Tunisia	Dec. 10	-----------------------------------
ENSCO 105	KFELS MOD V-B	400	BG	Mid 150s	Tunisia	Jan. 11	Plus cost adjustments

North & South America
U.S. Gulf of Mexico - See Page 2 "Important Note Regarding U.S. Gulf of Mexico"
ENSCO 60	Levingston 111-C	300	Cold stacked		Gulf of Mexico
ENSCO 68	MLT 84-CE	400	Chevron	High 80s	Gulf of Mexico	Jan. 11	Plus cost adjustments not included in day rate
ENSCO 75	MLT Super 116-C	400	Apache	High 90s	Gulf of Mexico	Jan. 11
ENSCO 82	MLT 116-C	300	Chevron	Mid 50s	Gulf of Mexico	Jan. 11	Plus cost adjustments not included in day rate
ENSCO 86	MLT 82 SD-C	250	Apache	Mid 50s	Gulf of Mexico	Jan. 11
ENSCO 87	MLT 116-C	350	Apache	Mid 70s	Gulf of Mexico	Jan. 11
ENSCO 90	MLT 82 SD-C	250	Available		Gulf of Mexico
ENSCO 99	MLT 82 SD-C	250	Nexen	Low 50s	Gulf of Mexico	Oct. 10	Next to Stone to Dec. 10, mid 50s

Mexico
ENSCO 81	MLT 116-C	350	Pemex	Mid 70s	Mexico	Dec. 10
ENSCO 83	MLT 82 SD-C	250	Pemex	Low 110s	Mexico	Nov. 12	Plus cost adjustments
ENSCO 89	MLT 82 SD-C	250	Pemex	Low 80s	Mexico	Mar. 12	Rates adjust to global index rate every 3 months (next Nov. 10)
ENSCO 93	MLT 82 SD-C	250	Pemex	High 80s	Mexico	Mar. 12	Rates adjust to global index rate every 3 months (next Jan. 11)
ENSCO 98	MLT 82 SD-C	250	Pemex	Low 110s	Mexico	Apr. 12	Plus cost adjustments

Note:  The day rates reflected in this Fleet Status Report are the operating day rates charged to customers, which may include estimated contractual adjustments for changes in operating costs and/or reimbursable cost adjustments for ongoing expenses such as crew, catering, insurance and taxes. The day rates, however, do not include certain types of non-recurring revenues such as lump sum mobilization payments, revenues earned during mobilizations, revenues associated with contract preparation and other non-recurring reimbursable items such as mobilizations and capital enhancements. Routine and non-routine downtime may reduce the actual revenues recognized during the contract term.  Additionally, the Company occasionally negotiates special rates with customers as noted in the comments that reduce revenues recognized during the contract term. Please refer to the Company's SEC filings for more information.